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                  SMITH BARNEY NEW JERSEY MUNICIPALS FUND INC.

                              ARTICLES OF AMENDMENT

     Smith Barney New Jersey Municipals Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name and designation of all of the issued and unissued Class L Common Stock of the Corporation is hereby changed to Class C Common Stock.

     SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the 29th day of April, 2004.

WITNESS:                                         SMITH BARNEY NEW JERSEY
                                                 MUNICIPALS FUND INC.


By: /s/ Michael Kocur
    ------------------------                  By: /s/ R. Jay Gerken
    Michael Kocur                                 ------------------------------
    Assistant Secretary                           R. Jay Gerken
                                                  Chairman, President and Chief
                                                  Executive Officer


     THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney New Jersey Municipals Fund Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                  /s/ R. Jay Gerken
                                                  ------------------------------
                                                  R. Jay Gerken
                                                  Chairman, President and Chief
                                                  Executive Officer


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